Exhibit 23

Consent of Independent Registered Public Accounting Firm

We have issued our reports dated February 29, 2008 (which includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standard (FASB) No. 158 as of December 31, 2006 and FASB No.’s 157 and 159 as of January 1, 2007) accompanying the consolidated financial statements and management’s assessment of the effectiveness of internal control included in  the Annual Report of National Penn Bancshares, Inc. and subsidiaries on Form 10-K for the year ended December 31, 2007.  We hereby consent to the incorporation by reference of said reports in the Registration Statements of National Penn Bancshares, Inc. on Forms S-3 (File No. 333-146617, effective October 10,2007; File No. 333-146423, effective October 1, 2007 as amended on November 5, 2007; File No. 333-139599, effective December 22, 2006; File No. 333-88536, effective May 17, 2002 as amended on December 29, 2006; File No. 333-87549, effective September 22, 1999 as amended on May 17, 2002; File No.333-04729, effective May 30, 1996, as amended on September 22, 1999; File No. 033-86094, effective November 7, 1994, as amended May 5, 1996) and on Forms S-8 (File No. 333-149274, effective February 15, 2008; File No. 333-148598, effective January 10,2008; File No. 333-131620, effective February 2, 2006; File No. 333-125086, effective May 5, 2005; File No. 333-116767, effective June 23,2004; File No. 333-11375, File No. 333-11376 and File No. 333-11377, effective December 19, 2003; File No. 333-103616 and File No. 333-103617 effective March 5, 2003; File No. 333-75730, effective December 21, 2001 as amended on January 7, 2002, File No. 333-60096, effective May 3, 2001, File No. 333-54520 and File No. 333-54556, effective on January 29, 2001; File No. 333-71391, effective January 29, 1999; File No. 333-27101, File No. 333-27103, and File No. 333-27059, effective May 14, 1997; File No. 33-91630, effective April 27, 1995; File No. 33-87654, effective December 22, 1994).

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
February 29, 2008